UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 20, 2011, PS Business Parks, Inc. (the Company) issued a press release announcing that the PS Business Parks, L.P., an affiliate of the Company, had completed the acquisition of a portfolio of 26 industrial properties located in the San Francisco Bay area for an aggregate purchase price of $520.0 million. The properties were acquired from RREEF America Reit II Corp. MMMM 3 California and an affiliate, Northern California Industrial Portfolio, Inc. The portfolio consists primarily of warehouse properties, together with light industrial and flex/office space totaling approximately 5.3 million square feet and was 82.2% occupied at December 20, 2011. A copy of the press release is furnished as Exhibit 99.1 hereto.

In addition, the Company posted a presentation describing certain aspects of the acquisition on its website at www.psbusinessparks.com/investorrelations. A copy of the presentation is furnished as Exhibit 99.2.

The Company believes that certain statements in the information attached as Exhibit 99.1 and Exhibit 99.2 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith to this Current Report on Form 8-K:

Exhibit 99.1—Press Release dated December 20, 2011

Exhibit 99.2—Presentation dated December 20, 2011 titled “Northern California Industrial and Flex Portfolio Acquisition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011

PS BUSINESS PARKS, INC.

By:	/s/ Edward A. Stokx
Edward A. Stokx
Executive Vice President

Exhibit Index

Exhibit 99.1—Press Release dated December 20, 2011

Exhibit 99.2—Presentation Dated December 20, 2011 titled “Northern California Industrial and Flex Portfolio Acquisition”